Exhibit 23.1

Consent of Independent Auditor

We consent to the incorporation by reference in the following Registration Statements, of our report dated February 20, 2014, with respect to the financial statements of Insightera Ltd. for the year ended December 31, 2012, included in this current report on Form 8-K/A dated February 20, 2014, filed with the Securities and Exchange Commission:

•                  Registration Statement on Form S-1 (No. 333-193025) and related prospectus for the registration of 427,761 shares of common stock,

•                  Registration Statement on Form S-8 (No. 333-193638), pertaining to the Marketo, Inc. 2013 Equity Incentive Plan and 2013Employee Stock Purchase Plan, and

•                  Registration Statement on Form S-8 (No. 333-188662), pertaining to the Marketo, Inc. 2013 Equity Incentive Plan, 2013Employee Stock Purchase Plan and 2006 Stock Plan;

/s/ Kost, Foerer Gabbay & Kasierer
Tel Aviv Israel	KOST, FORER GABBAY & KASIERER
February 20, 2014	A Member of Ernst & Young Global